                           AREA BANCSHARES CORPORATION
                           PROFIT SHARING/401(K) PLAN

                       Financial Statements and Schedules

                           December 31, 1996 and 1995

                    With Independent Auditors' Report Thereon

                           AREA BANCSHARES CORPORATION

                           PROFIT SHARING/401(K) PLAN

                          Index to Financial Statements



                                                                                                      Page(s)
                                                                                                      -------

Independent Auditors' Report                                                                              1
Statements of Net Assets Available for Benefits With Fund Information -
     December 31, 1996 and 1995                                                                          2-3

Statements of Changes in Net Assets Available for Benefits With Fund
     Information - Years ended December 31, 1996 and 1995                                                4-5

Notes to Financial Statements                                                                           6-10


                                                                                                      Schedule
                                                                                                      --------
Schedule of Assets Held for Investment Purposes -
     December 31, 1996                                                                                    A

Schedule of Reportable Transactions - Year Ended
     December 31, 1996                                                                                    D


Other schedules as required by Items 27(b), (c), (e) and (f) of Form 5500 have been omitted because they are not applicable.

                          Independent Auditors' Report


The Retirement Committee of
     Area Bancshares Corporation:

We have audited the accompanying statements of net assets available for benefits of Area Bancshares Corporation Profit Sharing/401(k) Plan (the Plan) as of December 31, 1996 and 1995, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of Area Bancshares Corporation Profit Sharing/401(k) Plan as of December 31, 1996 and 1995, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The 1996 supplemental schedules of Assets Held for Investment Purposes and Reportable Transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund information in the 1996 and 1995 statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The 1996 supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic 1996 financial statements taken as a whole.

As discussed in Note 1(c) to the financial statements, on January 1, 1995, the Plan's employer contribution policy was amended.




Louisville, Kentucky
July 30, 1997                                           KPMG Peat Marwick LLP

                           AREA BANCSHARES CORPORATION
                           PROFIT SHARING/401(K) PLAN

      Statement of Net Assets Available for Benefits With Fund Information

                                December 31, 1996





                                                            Participant Directed
                                          ------------------------------------------------------------
                                          Fidelity FICP
                                           Treasury II  Federated    Federated    Fidelity   Fidelity
                                              Money         U.S.    Intermediate  Puritan    Blue Chip
                                           Market Fund  Govt. Fund  Income Fund     Fund       Fund
                                           -----------  ----------  ------------  ---------   --------
Assets:
    Investments, at fair value (note 3):
        Cash equivalents                   $ 611,507          --          --          --          --
        Mutual funds                            --         156,573      51,290     498,564   1,614,662
                                           ---------     ---------   ---------   ---------   ---------
                 Total investments           611,507       156,573      51,290     498,564   1,614,662
                                           ---------     ---------   ---------   ---------   ---------

Receivables:
    Employer contributions                     4,478          --          --          --          --
    Accrued interest and dividends             2,815           716         268        --          --
                                           ---------     ---------   ---------   ---------   ---------
                 Total receivables             7,293           716         268        --          --
                                           ---------     ---------   ---------   ---------   ---------

                 Total assets                618,800       157,289      51,558     498,564   1,614,662

Liabilities - Accounts payable                   324          --          --           476       7,956
                                           ---------     ---------   ---------   ---------   ---------

Net assets available for benefits          $ 618,476       157,289      51,558     498,088   1,606,706
                                           =========     =========   =========   =========   =========




                                                          Participant Directed
                                            -----------------------------------------------------
                                                                            Rowe T.
                                              Fidelity    Fidelity Low      Price
                                               Value      Price Stock    International
                                               Fund           Fund           Fund         Total
                                            ---------     ------------   -------------  ---------
Assets:
    Investments, at fair value (note 3):
        Cash equivalents                         --            --             --          611,507
        Mutual funds                        1,351,202     2,091,368        213,662      5,977,321
                                            ---------     ---------      ---------      ---------
                 Total investments          1,351,202     2,091,368        213,662      6,588,828
                                            ---------     ---------      ---------      ---------

Receivables:
    Employer contributions                       --            --             --            4,478
    Accrued interest and dividends               --            --            5,833          9,632
                                            ---------     ---------      ---------      ---------
                 Total receivables               --            --            5,833         14,110
                                            ---------     ---------      ---------      ---------

                 Total assets               1,351,202     2,091,368        219,495      6,602,938

Liabilities - Accounts payable                  5,775         8,338          2,142         25,011
                                            ---------     ---------      ---------      ---------

Net assets available for benefits           1,345,427     2,083,030        217,353      6,577,927
                                            =========     =========      =========      =========





See accompanying notes to financial statements.

                           AREA BANCSHARES CORPORATION
                           PROFIT SHARING/401(K) PLAN

      Statement of Net Assets Available for Benefits With Fund Information

                                December 31, 1995



                                                                  Participant Directed
                                           ----------------------------------------------------------------------
                                           Fidelity FICP   Fidelity        Fidelity
                                            Treasury II     Advisor         Advisor      Fidelity    Fidelity Low
                                               Money      Short-Term     Fixed Income    Magellan    Price Stock
                                            Market Fund   Govt. Fund    Portfolio Fund     Fund         Fund
                                            -----------   ----------    --------------   ---------   ------------
Assets:
    Investments, at fair value (note 3):
        Money market fund                  $1,409,708           --             --             --           --
        Mutual funds                             --          198,103        160,053      2,269,578    1,045,728
                                           ----------     ----------     ----------     ----------   ----------
                 Total investments          1,409,708        198,103        160,053      2,269,578    1,045,728
                                           ----------     ----------     ----------     ----------   ----------

Receivables:
    Accrued interest and dividends              1,576           --             --             --           --
                                           ----------     ----------     ----------     ----------   ----------

                 Total assets               1,411,284        198,103        160,053      2,269,578    1,045,728

Liabilities - Accounts payable                 25,022           --             --             --           --
                                           ----------     ----------     ----------     ----------   ----------

Net assets available for benefits          $1,386,262        198,103        160,053      2,269,578    1,045,728
                                           ==========     ==========     ==========     ==========   ==========



                                                              Participant Directed
                                              ---------------------------------------
                                               Fidelity      Fidelity      Fidelity
                                                Value        Overseas        Asset
                                                 Fund          Fund         Manager     Total
                                                 ----          ----         -------     -----
Assets:
    Investments, at fair value (note 3):
        Money market fund                           --           --           --      1,409,708
        Mutual funds                             267,053      264,159      133,076    4,337,750
                                              ----------   ----------   ----------   ----------
                 Total investments               267,053      264,159      133,076    5,747,458
                                              ----------   ----------   ----------   ----------

Receivables:
    Accrued interest and dividends                  --           --           --          1,576
                                              ----------   ----------   ----------   ----------

                 Total assets                    267,053      264,159      133,076    5,749,034

Liabilities - Accounts payable                      --           --           --         25,022
                                              ----------   ----------   ----------   ----------

Net assets available for benefits                267,053      264,159      133,076    5,724,012
                                              ==========   ==========   ==========   ==========



See accompanying notes to financial statements.

                           AREA BANCSHARES CORPORATION
                           PROFIT SHARING/401(K) PLAN

 Statement of Changes in Net Assets Available for Benefits With Fund Information

                          Year ended December 31, 1996




                                                                        Participant Directed
                                      ----------------------------------------------------------------------------------------------
                                       Fidelity
                                         FICP     Federated  Federated                                                    Rowe T.
                                      Treasury II   U.S.   Intermediate Fidelity   Fidelity   Fidelity   Fidelity Low      Price
                                         Money   Government   Income     Puritan   Blue Chip    Value     Price Stock  International
                                      Market Fund   Fund       Fund       Fund       Fund       Fund         Fund         Manager
                                      ----------- --------- ----------- --------   ---------  --------   ------------  -------------
Additions to net assets attributed
to:
    Investment income:
      Dividends and interest           $    53,287     2,555     972       6,770      6,403    148,486      136,197       2,763
      Net appreciation (depreciation)
        in fair value of investments
        (note 3)                              --       3,283   1,784      31,647    144,074    (26,588)     237,783       7,692
                                       -----------   -------  ------     -------  --------- ----------    ---------     -------
                                            53,287     5,838   2,756      38,417    150,477    121,898      373,980      10,455

    Employee contributions                  56,509     3,442   2,017      21,793     64,672    107,364      195,818      14,508
    Employer contributions                   8,901     1,594     844       8,539     29,285     45,653       79,859       7,950
                                       -----------   -------  ------     -------  --------- ----------    ---------     -------

      Total additions                      118,697    10,874   5,617      68,749    244,434    274,915      649,657      32,913
                                       -----------   -------  ------     -------  --------- ----------    ---------     -------

Deductions from net assets attributed
to:
    Benefits paid to participants          649,555      --      --            88      2,932     69,232      101,121         787
    Administrative expenses and other
        expenses                             3,542        28       9          87        279        484        1,216          37
                                       -----------   -------  ------     -------  --------- ----------    ---------     -------
      Total deductions before
        interfund transfers                653,097        28       9         175      3,211     69,716      102,337         824
Interfund transfers                       (233,386)  146,443  45,950     429,514  1,365,483    873,175      489,982     185,264
                                       -----------   -------  ------     -------  --------- ----------    ---------     -------
      Net increase (decrease)             (767,786)  157,289  51,558     498,088  1,606,706  1,078,374    1,037,302     217,353
Net assets available for benefits -
      beginning of year                  1,386,262      --      --          --         --      267,053    1,045,728        --
                                       -----------   -------  ------     -------  --------- ----------    ---------     -------

Net assets available for benefits -
      end of year                      $   618,476   157,289  51,558     498,088  1,606,706  1,345,427    2,083,030     217,353
                                       ===========   =======  ======     =======  ========= ==========    =========     =======



                                                                              Participant Directed
                                                     --------------------------------------------------------------------
                                                                 Fidelity
                                                      Fidelity    Advisor                           Fidelity
                                                       Advisor  Fixed Income  Fidelity   Fidelity     Asset    Federated
                                                     Short-Term  Portfolio    Magellan   Overseas    Manager   Short USG
                                                     Govt. Fund    Fund         Fund       Fund       Fund       Trust      Total
                                                     ---------- ------------  --------   --------   --------   ---------  ---------
Additions to net assets attributed to:
    Investment income:
      Dividends and interest                             11,243      7,554     370,136        88     2,192     17,459      766,105
      Net appreciation (depreciation) in fair
        value of investments (note 3)                    (6,455)    (6,234)   (419,711)   11,032     1,310       --        (20,383)
                                                       --------   --------  ----------  --------  --------    -------   ----------
                                                          4,788      1,320     (49,575)   11,120     3,502     17,459      745,722

    Employee contributions                               15,809     12,421     201,952    35,878    14,064       --        746,247
    Employer contributions                                6,638      5,448      80,776    13,888     6,739       --        296,114
                                                       --------   --------  ----------  --------  --------    -------   ----------

      Total additions                                    27,235     19,189     233,153    60,886    24,305     17,459    1,788,083
                                                       --------   --------  ----------  --------  --------    -------   ----------

Deductions from net assets attributed to:
    Benefits paid to participants                           136       --        93,805     8,756      --         --        926,412
    Administrative expenses and other expenses              158        101       1,525       166       124                   7,756
                                                       --------   --------  ----------  --------  --------    -------   ----------
      Total deductions before interfund transfers           294        101      95,330     8,922       124       --        934,168
Interfund transfers                                    (225,044)  (179,141) (2,407,401) (316,123) (157,257)   (17,459)
                                                       --------   --------  ----------  --------  --------    -------   ----------
      Net increase (decrease)                          (198,103)  (160,053) (2,269,578) (264,159) (133,076)                853,915
Net assets available for benefits - beginning of year   198,103    160,053   2,269,578   264,159   133,076       --      5,724,012
                                                       --------   --------  ----------  --------  --------    -------   ----------

Net assets available for benefits - end of year            --         --          --        --        --         --      6,577,927
                                                       ========   ========  ==========  ========  ========    =======   ==========



See accompanying notes to financial statements.

                           AREA BANCSHARES CORPORATION
                           PROFIT SHARING/401(K) PLAN

 Statement of Changes in Net Assets Available for Benefits With Fund Information

                          Year ended December 31, 1995




                                                                                      Participant Directed
                                                               -------------------------------------------------------------------
                                                               Fidelity FICP  Fidelity      Fidelity
                                                                Treasury II    Advisor       Advisor      Fidelity    Fidelity Low
                                                                   Money     Short-Term   Fixed Income    Magellan    Price Stock
                                                                Market Fund  Govt. Fund  Portfolio Fund     Fund         Fund
                                                               ------------  ----------  --------------   --------    -----------
Additions to net assets attributed to:
    Investment income:
      Dividends and interest                                   $  112,407        7,949       10,212         126,193        75,722
      Net appreciation in fair value of investments (note 3)         --          5,708        4,977         308,778        76,235
                                                               ----------      -------      -------       ---------     ---------
                                                                  112,407       13,657       15,189         434,971       151,957

    Employee contributions                                        428,507        7,456        7,832         139,891        58,753
    Employer contributions                                         23,489        8,347        7,778         121,944        54,847
                                                               ----------      -------      -------       ---------     ---------

      Total additions                                             564,403       29,460       30,799         696,806       265,557
                                                               ----------      -------      -------       ---------     ---------

Deductions from net assets attributed to:
    Benefits paid to participants                                 531,351       14,536       14,223         102,729        47,995
    Administrative expenses and other expenses                      3,367          100           81           1,149           548
                                                               ----------      -------      -------       ---------     ---------
      Total deductions before interfund transfers                 534,718       14,636       14,304         103,878        48,543
Interfund transfers                                             1,153,025       63,913       59,834         944,170       548,965
                                                               ----------      -------      -------       ---------     ---------
      Net increase (decrease)                                   1,182,710       78,737       76,329       1,537,098       765,979
Net assets available for benefits - beginning of year             203,552      119,366       83,724         732,480       279,749
                                                               ----------      -------      -------       ---------     ---------

Net assets available for benefits - end of year                $1,386,262      198,103      160,053       2,269,578     1,045,728
                                                               ==========      =======      =======       =========     =========





                                                                                 Participant Directed
                                                                -------------------------------------------
                                                                Fidelity   Fidelity   Fidelity      Non-
                                                                  Value    Overseas    Asset    Participant
                                                                  Fund       Fund     Manager    Directed      Total
                                                                  ----       ----     -------    --------      -----
Additions to net assets attributed to:
    Investment income:
      Dividends and interest                                      11,263     5,980     3,043          373      353,142
      Net appreciation in fair value of investments (note 3)      24,918    13,254    10,583          610      445,063
                                                                 -------   -------   -------   ----------    ---------
                                                                  36,181    19,234    13,626          983      798,205

    Employee contributions                                        20,799    22,344     9,103         --        694,685
    Employer contributions                                        17,781    18,340     8,360         --        260,886
                                                                 -------   -------   -------   ----------    ---------

      Total additions                                             74,761    59,918    31,089          983    1,753,776
                                                                 -------   -------   -------   ----------    ---------

Deductions from net assets attributed to:
    Benefits paid to participants                                  3,574    43,428       477         --        758,313
    Administrative expenses and other expenses                       136       148        69         --          5,598
                                                                 -------   -------   -------   ----------    ---------
      Total deductions before interfund transfers                  3,710    43,576       546         --        763,911
Interfund transfers                                              196,002    82,133   102,533   (3,150,575)        --
                                                                 -------   -------   -------   ----------    ---------
      Net increase (decrease)                                    267,053    98,475   133,076   (3,149,592)     989,865
Net assets available for benefits - beginning of year               --     165,684      --      3,149,592    4,734,147
                                                                 -------   -------   -------   ----------    ---------

Net assets available for benefits - end of year                  267,053   264,159   133,076         --      5,724,012
                                                                 =======   =======   =======   ==========    =========

See accompanying notes to financial statements.

                           AREA BANCSHARES CORPORATION
                           PROFIT SHARING/401(K) PLAN

                          Notes to Financial Statements

                           December 31, 1996 and 1995



1.   Description of Plan

     The following brief description of Area Bancshares Corporation (the
       Corporation) Profit Sharing/401(k) Plan (the Plan) provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

     a.  General

         The Plan is a defined contribution plan generally covering all full-time employees of Area Bancshares Corporation, The Owensboro National Bank, First City Bank and Trust Company, Bowling Green Bank and Trust Company, New Farmers National Bank, Southern Deposit Bank, Citizens Deposit Bank, ONB Bank Services, Inc. and ABC Credit Corporation (the Banks) who have completed one full year of service and have attained the age of 21. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     b.  Contributions

         Effective with the Plan year beginning January 1, 1995, the Banks no longer make a "profit sharing" type contribution to the Plan. Participant 401(k) deferrals are matched by the Banks on the basis of a 50% match on participant deferrals up to 7% of the participant's salary. Prior to the Plan year beginning January 1, 1995, the amount of the Banks' contributions was determined at the discretion of their Board of Directors. Participants may contribute not less than 1% and not more than 15% of their salary to the Plan, subject to annual limitations.

     c.  Participant Accounts

         Investment earnings are allocated based on each participant's proportionate share of the fair market value of the appropriate funds as of the valuation date, decreased by any distributions to the participant.

         The Banks' prior contributions and related earnings, which are forfeited during the year as a result of employee terminations, are allocated to eligible participants in the Plan as of each December 31 valuation date based on the participant's proportionate share of compensation relative to the compensation paid to all eligible participants during the Plan year. Effective with the Plan year beginning January 1, 1995, forfeitures reduce employer match contributions.

                           AREA BANCSHARES CORPORATION
                           PROFIT SHARING/401(K) PLAN

                          Notes to Financial Statements



1.   Description of Plan (Continued)

     c.  Participant Accounts (Continued)

         Participants direct their 401(K) and employer match contributions into designated funds. These funds during the Plan year ended December 31, 1996 are: Fidelity FICP Treasury II Money Market Fund; Federated U.S. Government Fund; Federated Intermediate Income Fund; Fidelity Puritan Fund; Fidelity Blue Chip Fund; Fidelity Value Fund; Fidelity Low Price Stock Fund; and Rowe T. Price International Fund. These funds during the Plan year ended December 31, 1995 are: Fidelity FICP Treasury II Money Market Fund; Fidelity Advisor Short-Term Government Fund; Fidelity Advisor Fixed Income Portfolio Fund; Fidelity Magellan Fund; Fidelity Low Price Stock Fund; Fidelity Value Fund; Fidelity Overseas Fund; and Fidelity Asset Manager.

     d.  Vesting

         Participants are immediately 100% vested in their contributions and related earnings. Vesting in the Banks' contributions and related earnings are 100% vested after five years of service.

     e.  Payment of Benefits

         Upon retirement, termination of service or total and permanent disability, a participant or his designated beneficiary may elect to receive all amounts credited to the participant's account plus the participant's share of the Banks' contributions for the current fiscal year in a lump-sum, equal installments over a period not to exceed the life expectancy of the participant or the joint life expectancy of the participant and participant's spouse, applied to the purchase of an annuity or paid or applied in any combination thereof. Upon death, the participant's designated beneficiary may elect to receive the amount such participant would have been entitled to receive, had he retired on the date of his death, in one lump-sum, in equal installments over a period not to exceed life expectancy, or applied to the purchase of an immediate life annuity. Any portion of a participant's account relating to employer contributions to which he is not entitled for any reason is forfeited upon the participant's incurring a break in service as defined under the Plan.

                           AREA BANCSHARES CORPORATION
                           PROFIT SHARING/401(K) PLAN

                          Notes to Financial Statements



2.   Summary of Significant Accounting Policies - Investments

     a.  Investments

         Investments are stated at fair value. Quoted market prices are used to value investments. Purchases and sales of investments are recorded on a trade-date basis.

     b.  Use of Estimates

         Management of the Plan has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

3.   Investments

     The Plan's investments are held by a bank-administered trust fund.
        Investments that represent 5% or more of the Plan's net assets are separately identified. Investments at December 31, 1996 and 1995 are summarized as follows:

                                                  1996            1995
                                                  ----            ----
Investments at fair value -
    Money Market Fund -
       Fidelity FICP Treasury II Money Market   $  611,507   1,409,708
    Mutual Funds:
       Federated U.S. Govt. Fund                   156,573          --
       Federated Intermediate Income Fund           51,290          --
       Fidelity Puritan Fund                       498,564          --
       Fidelity Blue Chip Fund                   1,614,662          --
       Rowe T. Price International Fund            213,662          --
       Fidelity Low Price Stock Fund             2,091,368   1,045,728
       Fidelity Value Fund                       1,351,202     267,053
       Fidelity Magellan Fund                           --   2,269,578
       Fidelity Overseas Fund                           --     264,159
       Other mutual funds                               --     491,232
                                                ----------   ---------
                                                $6,588,828   5,747,458
                                                ==========   =========


                           AREA BANCSHARES CORPORATION
                           PROFIT SHARING/401(K) PLAN

                          Notes to Financial Statements



3.   Investments (Continued)

     During 1996 and 1995, the Plan's investments (including investments bought and sold, as well as held during the year) appreciated (depreciated) in value as follows:

                                                          1996        1995
                                                          ----        ----
                Mutual funds                           $ (20,383)   445,063
                                                       ---------    -------

                                                       $ (20,383)   445,063
                                                       =========    =======

4.   Tax Status

     The Plan is a qualified employees' trust under Section 401(a) of the Internal Revenue Code and, as such, is exempt from Federal income taxes under Section 501(a).

     A participant has no taxable income as a result of contributions of the employer or income of the Plan until he or she receives a distribution or a distribution is made available under the Plan.

5.   Plan Termination

     While the Corporation has not expressed any intent to terminate the Plan or to discontinue contributions, it is free to do so at any time, subject to the provisions set forth in ERISA. In the event of termination or partial termination or upon discontinuance of contributions, the amounts credited to participants' accounts become nonforfeitable.

6.   Related Party Transactions

     The Owensboro National Bank, a wholly-owned subsidiary of Area Bancshares
        Corporation, is also trustee of the Plan. The trustee provided management and accounting services and use of property and equipment to the Plan at no charge during 1996 and 1995. All Plan investments and the related investment earnings were maintained by the trustee.

                           AREA BANCSHARES CORPORATION
                           PROFIT SHARING/401(K) PLAN

                          Notes to Financial Statements



7.   Reconciliation to Form 5500

     Information regarding net assets available for benefits and changes in net assets available for benefits was submitted to the Department of Labor and the Internal Revenue Service on Form 5500 for the year ended December 31, 1996 and 1995 by the Plan sponsor. A reconciliation of certain amounts reported on the Form for 1996 and 1995 and the accompanying financial statements is as follows:

                                                       Financial       Form
           1996                                       Statements       5500     Difference
           ----                                       ----------      ------    ----------
Net assets available for benefits at
    beginning of year                                 $5,724,012     5,724,012       --

Total additions to net assets, net of
    transfers                                         $1,788,083     1,788,712     (629)
                                                      ==========     =========  =======


                                                       Financial       Form
           1995                                       Statements       5500     Difference
           ----                                       ----------      ------    -----------
Net assets available for benefits at
    beginning of year                                 $4,734,147     4,757,423     (23,276)

Total additions to net assets, net of
    transfers                                         $1,753,776     1,730,500      23,276
                                                      ==========     =========  ==========

                                       10

                                                                 Schedule A

                           AREA BANCSHARES CORPORATION
                           PROFIT SHARING/401(K) PLAN

                                 EIN: 61-0902343

           Item 27a - Schedule of Assets Held for Investment Purposes

                                December 31, 1996

                                                                                                            Current
Issuer and Description of Investment                                                       Cost              Value
------------------------------------                                                       ----              -----
              Money Market Fund
              -----------------
Fidelity FICP Treasury II Money Market - cash equivalent                          $       611,507           611,507
                                                                                     ------------     -------------


              Mutual Funds
              ------------
Federated U.S. Government Fund                                                            154,573           156,573
Federated Intermediate Income Fund                                                         50,032            51,290
Fidelity Puritan Fund                                                                     466,914           498,564
Fidelity Low Price Stock Fund                                                           1,818,301         2,091,368
Fidelity Blue Chip                                                                      1,470,838         1,614,662
Rowe T. Price International Fund                                                          205,986           213,662
Fidelity Value Fund                                                                     1,372,020         1,351,202
                                                                                     ------------     -------------
                                                                                        5,538,664         5,977,321
                                                                                     ------------     -------------
                  Total investments                                               $     6,150,171         6,588,828
                                                                                     ============     =============


                                                                      SCHEDULE D

                          AREA BANCSHARES CORPORATION
                           PROFIT SHARING/401(K) PLAN

                                EIN; 61-0902343

                 Item 27d - Schedule of Reportable Transactions

                          Year ended December 31, 1996





     Identity
     of party                                       Purchase            Selling              Cost            Net gain
     involved       Description of asset             price               price             of asset          or (loss)
     --------       --------------------             -----               -----             --------          ---------
     Fidelity   FICP Treasury II
                Money Market            (A)   $     1,616,101      $        -            $    1,616,101    $      -
     Fidelity   FICP Treasury II
                Money Market            (A)                              2,416,305            2,416,305           -

     Fidelity   Advisory Short-Term
                Government              (A)                                296,416              299,843        (3,427)

     Fidelity   Overseas Fund           (A)         -                      329,089              310,536        18,553

     Fidelity   Magellan Fund           (A)           478,717                -                  478,717           -
     Fidelity   Magellan Fund           (A)         -                    2,698,721            2,882,144      (183,423)

     Fidelity   Low-Price Stock Fund    (A)           807,059                -                  807,059           -

     Fidelity   Value Fund              (A)         1,058,725                -                1,058,725           -

     Fidelity   Puritan Fund            (A)           460,755                -                  460,755           -

     Fidelity   Blue Chip Growth
                Fund                    (A)         1,491,528                -                1,491,528           -

     Fidelity   Short USG Trust         (A)         3,286,195                -                3,286,195           -
     Fidelity   Short USG Trust         (A)         -                    3,286,195            3,286,195           -

                (A) Represents a series of transactions.